Exhibit 99.1

Below is the Company's estimate of the size of the markets in which it participates and its estimated share of such markets, all for calendar year 2007 (in billions except percentage data):

	Reserve Power	Motive Power	Total

Total Market	$3.1	$2.6	$5.7

EnerSys Share	22%	38%	29%

Geographic split of total market:
Americas	32%	33%	32%
Europe, Middle East & Africa	40%	57%	48%
Asia	28%	10%	20%

End-markets:
Telecom	48%	-	26%
Uninterruptible Power Systems	27%	-	15%
Reserve Other	25%	-	14%
Forklift Trucks	-	93%	42%
Motive Other	-	7%	3%

Below is the Company's approximate fiscal year 2008 sales and the percent of sales split by segment, geography and end market (in billions except percentage data):

	Reserve Power	Motive Power	Total

Approximate Net Sales			$2.0

Geographic split:
Americas	-	-	38%
Europe, Middle East & Africa	-	-	55%
Asia	-	-	7%

End-markets:
Telecom	43%	-	19%
Uninterruptible Power Systems	14%	-	6%
Reserve Other	43%	-	19%
Total Reserve Power			44%

Forklift Trucks	-	90%	50%
Motive Other	-	10%	6%
Total Motive Power			56%